UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1933

December 18, 2017

Date of Report (date of Earliest Event Reported)

Poverty Dignified, Inc.
(Name of small business issuer in its charter)

Nevada	7389	46-3754609
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

John Kevin Lowther

CEO

10617 KETTERING DRIVE

SUITE 219

CHARLOTTE NC 28226

719-761-1869

Please send a copy of all correspondence to:

Jillian Ivey Sidoti, Esq

PHONE 323-799-1342

jillian@crowdfundinglawyers.net

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

On December 18, 2017, Poverty Dignified, Inc. signed a Convertible Note Agreement with EMA Financial, LLC, with a value of $56,000. The Convertible Note has an Interest Coupon of 8% per annum, and is convertible at the price of 50% of either the lowest sale price for the Common Stock on the Principle Market during the (20) consecutive Trading Days including and immediately preceding the Conversion Date, or the closing bid price, whichever is lower.

The Company also entered into an Convertible Note Agreement (“CBP Convertible Note”) with Crown Bridge Partners, LLC for $120,000. The CBP Convertible Note bears an interest rate of 12% and is convertible at the price of the Variable Conversion Price (defined below) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (also subject to adjustment as further described herein). The “Variable Conversion Price” shall mean 55% multiplied by the Market Price (as defined herein) (representing a discount rate of 45%). “Market Price” means the lowest one (1) Trading Price (as defined below) for the Common Stock during the twenty-five (25) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the lesser of (i) lowest traded price or (ii) lowest closing bid price on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets.

The CBP Convertible Note carries a prorated original issue discount of $13,500.00 (the “OID”), to cover accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the CBP Convertible Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note was $106,500.00, computed as follows: the Principal Amount minus the OID.

Crown Bridge Partners, LLC was also issued, under a separate agreement, 32,000 warrants at an exercise price of $1.25 as part of the CBP Convertible Note.

Due to the non-disclosure agreements and covenants within the promissory notes themselves, they are hereby withheld and are not filed as exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2017

Poverty Dignified, Inc.

By:	/s/ George C. Critz, III
George C. Critz, III
Chief Financial Officer

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